STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

C. MURPHY HEBERT
Chief Deputy Secretary of State

DEANNA L. REYNOLDS
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Business Entity - Filing Acknowledgement

05/27/2026

Work Order Item Number:	W2026052701441-5239801
Filing Number:	20265767713
Filing Type:	Certificate of Correction
Filing Date/Time:	5/27/2026 12:37:00 PM
Filing Page(s):	1

Indexed Entity Information:

Entity ID: E15365242021-1 **Entity Name:** La Rosa Holdings Corp.

Entity Status: Active **Expiration Date:** None

Commercial Registered Agent
VCORP SERVICES, LLC
701 S. CARSON STREET, SUITE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

401 N. Carson Street
Carson City, NV 89701

1 State of Nevada Way
Las Vegas, NV 89119

FRANCISCO V. AGUILAR
Secretary of State 401
North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E15365242021-1
FVAguilar	Filing Number 20265767713
Secretary of State State Of Nevada	Filed On 5/27/2026 12:37:00 PM
	Number of Pages 1

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: La Rosa Holdings Corp. Entity or Nevada Business Identification Number (NVID): NV20212136586
2. Document:	Name of document with inaccuracy or defect: Certificate of Designation for Series D Convertible Preferred Stock
3. Filing Date:	Filing date of document which correction is being made: May 27, 2026.
4. Description :	Description of inaccuracy or defect: Section 1 of the previously filed Certificate of Designation listed that 250 shares of Series D Convertible Preferred Stock were authorized for issuance. The document also referenced the related Securities Purchase Agreement and Subscription Date to have effective dates of May 26, 2026.
5. Correction:	Correction of inaccuracy or defect: We have corrected Section 1 to reflect that 500 shares of Series D Convertible Preferred Stock are authorized for issuance. We have also updated the references to the Securities Purchase Agreement and Subscription Date to each reflect effective dates of May 27, 2026.
6. Signature: (Required)	X DocuSigned by: Joe La Rosa 9F4237000000403... Signature May 27, 2026 Date